Exhibit 99.2

Informa TechTarget Announces Receipt of Nasdaq Notification of Non-Compliance Regarding Delayed 2024 Form 10-K Filing

Newton, MA — April 18, 2025 — TechTarget, Inc. (Nasdaq: TTGT) (“Informa TechTarget” or the “Company”) today announced that, following the publication of the press release on April 15, 2025 which confirmed a delay of the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”), as expected, Informa TechTarget received a notification letter (the “Notice”) on April 17, 2025 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Form 10-K with the Securities and Exchange Commission (the “SEC”).

The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Global Select Market. The Notice states that the Company has 60 calendar days from the date of the Notice to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the Form 10-K, or until October 13, 2025, to file the Form 10-K to regain compliance.

The Company expects to file the Form 10-K on or about April 29, 2025, or as soon as practicable thereafter, and thereby expects to regain compliance with the Rule.

About Informa TechTarget

TechTarget, Inc. (Nasdaq: TTGT), which also refers to itself as Informa TechTarget, informs, influences and connects the world’s technology buyers and sellers, helping accelerate growth from R&D to ROI.

With a vast reach of over 220 highly targeted technology-specific websites and over 50 million permissioned first-party audience members, Informa TechTarget has a unique understanding of and insight into the technology market.

Underpinned by those audiences and their data, we offer expert-led, data-driven, and digitally enabled services that have the potential to deliver significant impact and measurable outcomes to our clients:

•	Trusted information that shapes the industry and informs investment

•	Intelligence and advice that guides and influences strategy

•	Advertising that grows reputation and establishes thought leadership

•	Custom content that engages and prompts action

•	Intent and demand generation that more precisely targets and converts

Informa TechTarget is headquartered in Boston, MA and has offices in 19 global locations. For more information, visit informatechtarget.com and follow us on LinkedIn.

© 2025 TechTarget, Inc. All rights reserved. All trademarks are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. All statements, other than historical facts, are forward-looking statements, including: statements regarding Informa TechTarget’s plans and expectations relating to the completion and filing of the Form 10-K, its ability to regain compliance with respect to the Rule, and the timing thereof. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plan,” “could,” “would,” “project,” “predict,” “continue,” “target,” or the negatives of these words or other similar terms or expressions that concern Informa TechTarget’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements are based upon current plans, estimates, and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. We can give no assurance that such plans, estimates, or expectations will be achieved, and therefore, actual results may differ materially from any plans, estimates, or expectations in such forward-looking statements.

Important factors that could cause actual results to differ materially from such plans, estimates, or expectations include, among others: to the timing of Informa TechTarget’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Informa TechTarget’s preparation of the Form 10-K and the related financial statements, including the possibility that additional accounting errors or corrections will be identified; the possibility of additional delays in the filing of the Form 10-K and the Company’s other SEC filings; and the other risks and uncertainties described in Informa TechTarget’s SEC reports, including under the heading “Risk Factors” in Exhibit 99.2 to Informa TechTarget’s Form 8-K/A filed with the SEC on December 9, 2024, and other documents filed by Informa TechTarget from time to time with the SEC. This summary of risks and uncertainties should not be considered to be a complete statement of all potential risks and uncertainties that may affect Informa TechTarget. Other factors may affect the accuracy and reliability of forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes. Actual performance and outcomes, including, without limitation, Informa TechTarget’s actual results of operations, financial condition and liquidity, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Any forward-looking statements speak only as of the date of this press release. None of Informa TechTarget, its affiliates, advisors or representatives, undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events, or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Mitesh Kotecha, Investor Relations

+1 754 283 3674

Garrett Mann, Corporate Communications

+1 617 431 9371